                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1, Amendment No.7 (Registration No. 333-76385) of our reports dated June 8, 1999, relating to the financial statements of Paradyne Networks, Inc. (formerly "Paradyne Acquisition Corp.") and the Financial Statement Schedule listed in Item 16(b) of this Form S-1, and our report dated November 23, 1998, relating to the financial statements of Paradyne Predecessor Business, all of which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Tampa, Florida
July 12, 1999